EXHIBIT 10.32









                                 REVOLVING NOTE


U.S.$50,000,000.00 Dated: November 20, 1998



                  FOR VALUE RECEIVED, the undersigned, HAGLER BAILLY, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay on the Maturity Date to the order of NATIONSBANK, N.A. (the "Lender"), and its successors and assigns, the principal amount of the lesser of (x) FIFTY MILLION UNITED STATES DOLLARS ($50,000,000.00) and (y) the aggregate amount of Revolving Loans made by the Lender to the Borrower pursuant to the Agreement (as hereinafter defined) and remaining outstanding on such date. Capitalized terms used (but not defined) in this Revolving Note shall have the meanings given to them in the Agreement (as hereinafter defined).

                  The Borrower promises to pay interest from the initial Funding Date of such Revolving Loans until the Maturity Date on the principal amount of this Revolving Note from time to time outstanding at the rate, and in the manner, prescribed in the Agreement. Any principal amount of, or any interest accrued on, this Revolving Note which is not paid on the date due shall bear interest from such due date until paid in full at the Default Rate. In no event shall the rate of interest borne by this Revolving Note at any time exceed the maximum rate of interest permitted at that time under applicable law.

                  Payments of the principal amount of and interest on this Revolving Note shall be made in lawful money of the United States of America to the Lending Office of the Agent on behalf of the Lender as provided in the Agreement.

                  This Revolving Note is one of the Revolving Notes referred to in the Revolving Credit Agreement, dated as of November 20, 1998 (as the same may from time to time be amended, modified or supplemented, the "Agreement"), between the Lender, the other lenders from time to time a party thereto, if any, the Borrower and NationsBank, N.A., as Agent. The Lender is entitled to the rights and benefits of the Agreement and the other Credit Documents, and the Agent, for the benefit of the Lender, is entitled to the benefits provided under the Borrower Security Agreement, the Subsidiary Security Agreements, any Pledge Agreement and the Subsidiary Guarantee. The Agreement, among other things, contains provisions for optional and mandatory prepayments on account of the principal of this Revolving Note by the Borrower and for acceleration of the maturity of this Revolving Note upon the terms and conditions therein specified.

                  THIS REVOLVING NOTE IS BEING ISSUED IN THE COMMONWEALTH OF VIRGINIA AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES.

                               HAGLER BAILLY, INC.


                     By:_/s/ Glenn J. Dozier_______________
                              Name: Glenn J. Dozier
                          Title: Senior Vice President
                           and Chief Financial Officer